AMENDMENT NO. 1

TO THE SUBADVISORY AGREEMENT

This Amendment No. 1 (the “Amendment”), made and entered into as of March 10, 2023, is made a part of the Subadvisory Agreement between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Investment Manager”) and Causeway Capital Management LLC, a Delaware limited liability company (“Subadviser”), dated March 7, 2018 (the “Agreement”).

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Notices. Section 12 to the Agreement shall be, and hereby is, amended by deleting the addresses for Subadviser and Investment Manager and replacing them with the following:

In the case of Subadviser:

General Counsel

Causeway Capital Management LLC

1111 Santa Monica Blvd, 15th Floor

Los Angeles, CA 90025

Tel: (310) 231-6100

Email: compliance@causewaycap.com

In the case of Investment Manager:

David Weiss

Global Head of Multi-Manager Solutions

Ameriprise Financial, Inc.

290 Congress Street

Boston, MA 02210

Tel:    (617) 385-9606

Email: David.Weiss@columbiathreadneedle.com

with a copy to:

Ryan C. Larrenaga

Vice President and Chief Counsel

Ameriprise Financial, Inc.

290 Congress Street

Boston, MA 02210

Tel:    (617) 385-9536

Email: RYAN.C.LARRENAGA@columbiathreadneedle.com

2.	Schedule A. Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

3.

Miscellaneous. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement. This Amendment may be executed in counterparts, each of which will be deemed an original and all of which together will be deemed to be one and the same agreement. As modified herein, the Agreement is confirmed and remains in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		Causeway Capital Management LLC

By:	/s/ David Weiss	By:	/s/ Gracie V. Fermelia
	Signature		Signature

Name:	David Weiss	Name:	Gracie V. Fermelia
	Printed		Printed

Title:	Global Head of Multi-Manager Solutions and Assistant Secretary	Title:	Chief Operating Officer

AMENDMENT NO. 1

TO THE SUBADVISORY AGREEMENT

SCHEDULE A

[SCHEDULE LISTING FUND AND FEE RATE OMITTED]